As filed with the Securities and Exchange Commission on February 7, 1997
                                               Registration No. 333-____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ---------------------------
                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                          ---------------------------
                              DT INDUSTRIES, INC.
               (Exact name of issuer as specified in its charter)

    Delaware             Corporate Centre, Suite 2-300           44-0537828
(State or other                 1949 E. Sunshine              (I.R.S. Employer
jurisdiction of           Springfield, Missouri  65804       Identification No.)
incorporation or                (417) 890-0102
organization)       (Address of Principal Executive Offices)
                          ---------------------------
                              DT INDUSTRIES, INC.
                         1996 Long-Term Incentive Plan
                            (Full title of the Plan)
                          ---------------------------
                                STEPHEN J. GORE
                     President and Chief Executive Officer
                              DT Industries, Inc.
                         Corporate Centre, Suite 2-300
                                1949 E. Sunshine
                          Springfield, Missouri 65804
                                 (417) 890-0102
           (Name, address and telephone number of agent for service)
                          ---------------------------
                                    Copy to:
                            MATTHEW G. MALONEY, ESQ.
                     Dickstein Shapiro Morin & Oshinsky LLP
                              2101 L Street, N.W.
                             Washington, D.C. 20037
                                 (202) 785-9700
                          ---------------------------

                        CALCULATION OF REGISTRATION FEE

  Title of Each Class of       Amount to be    Proposed Maximum     Proposed Maximum      Amount of
Securities to be Registered     Registered      Offering Price     Aggregate Offering    Registration
                                                  Per Share              Price              Fee (1)
Common Stock,
  $0.01 par value . . . .      600,000         $37.50              $22,500,000           $6,819

(1) Computed pursuant to Rule 457 (c) and (h)(1) based on the average of the high and low prices on February 4, 1997, as reported by NASDAQ.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

     The information required by Part I is included in documents sent or given to participants in the Plan pursuant to Rule 428(b).

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.

     The following documents of DT Industries,  Inc. (the  "Corporation")  filed
with  the  Securities  and  Exchange   Commission  are  incorporated  herein  by
reference:

        (1) The Corporation's latest prospectus filed on November 27, 1996 pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act"), which contains audited financial statements for the Corporation's fiscal year ended June 30, 1996, the latest fiscal year for which such statements have been filed.

        (2) All other reports filed by the Corporation pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), since the end of the fiscal year ended June 30, 1996.

        (3) The description of the Corporation's common stock contained in the Corporation's Registration Statement on Form 8-A filed February 11, 1994 pursuant to Section 12(g) of the Exchange Act.

     All reports and other documents subsequently filed by the Corporation pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

     Not Applicable.

Item 5.   Interests of Named Experts and Counsel.

     Not Applicable.

Item 6.   Indemnification of Directors and Officers.

     Section 145 of the General Corporation Law of the State of Delaware permits the Corporation, subject to the standards set forth therein, to indemnify any person in connection with any action, suit or proceeding brought or threatened by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation or is or was serving as such with respect to another corporation or entity at the request of the Corporation. Article VII, Section 8 of the Corporation's By-laws provides for full indemnification of its officers, directors and employees to the extent permitted by Section 145.

     Pursuant to an Underwriting Agreement (the "Underwriting Agreement") dated April 15, 1994 by and among the Corporation, Harbour Group Investments II, L.P. ("Investments L.P."), CS First Boston Corporation Morgan Stanley & Co. Incorporated and Wertheim Schroder & Co. Incorporated, acting severally on their own behalf and on behalf of the underwriters listed on Schedule A thereto (the "Underwriters"), the Underwriters have agreed to indemnify the Corporation's officers, directors and controlling persons against, or contribute to the payment of, certain liabilities which might arise under the Securities Act.

     Pursuant to an Indemnification Agreement dated March 18, 1994 by and between the Corporation and Investments L.P. (the "Indemnification Agreement"), Investments L.P. has agreed to indemnify the Corporation's directors, officers and controlling persons against, or contribute to the payment of, certain liabilities which might arise under the Securities Act.

     Pursuant to an Underwriting Agreement (the "Underwriting Agreement") dated November 25, 1996 by and among the Corporation, the selling stockholders listed on Schedule A thereto, CS First Boston Corporation, Morgan Stanley & Co. Incorporated and Schroder Wertheim & Co. Incorporated, acting severally on their own behalf and on behalf of the underwriters listed on Schedule B thereto (the "U.S. Underwriters"), the U.S. Underwriters have agreed to indemnify the Corporation's officers, directors and controlling persons against, or contribute to the payment of, certain liabilities which might arise under the Securities Act

     Pursuant to a Subscription Agreement (the "Subscription Agreement") dated November 25, 1996 by and among the Corporation, the selling stockholders listed on Schedule A thereto, CS First Boston Limited, Morgan Stanley & Co. International Limited, J. Henry Schroder & Co. Limited and the other managers listed on Schedule B thereto (the "Managers"), the Managers have agreed to indemnify the Corporation's officers, directors and controlling persons against, or contribute to the payment of certain liabilities which might arise under the Securities Act.

     Pursuant to an Indemnification Agreement dated November 25, 1996 by and among Peer Investors L.P., Peer Investors II L.P., Harbour Group II Management Co., Harbour Group Investments II, L.P., the Fox Family Foundation
(collectively, the "Selling Stockholders") and the Corporation (the "1996 Indemnification Agreement"), the Selling Stockholders have agreed to indemnify the Corporation's directors, officers and controlling persons against, or contribute to the payment of, certain liabilities which might arise under the Securities Act.

     Directors and officers of the Corporation are insured against certain liabilities, including liabilities arising under the Securities Act.

Item 7.   Exemption from Registration Claimed.

     Not Applicable.

Item 8.   Exhibits.

     The "Exhibit Index" on page E-1 is hereby incorporated by reference.

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (a)  To include any prospectus required by Section 10(a)(3) of the
                  Securities  Act;

              (b) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

              (c) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a) and (b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the undersigned Registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

        (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Missouri, on February 7, 1997.

                                        DT INDUSTRIES, INC.
                                        (Registrant)


                                        By: /s/ Bruce P. Erdel
                                            -----------------------------------
                                            Bruce P. Erdel
                                            Vice President - Finance, Treasurer
                                            and Secretary

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities indicated on February 7, 1997.

        Signature         Title and Position
        ---------         ------------------

            * Chief Executive Officer, President and Director ------------------------ (Principal executive officer)
    Stephen J. Gore


   /s/ Bruce P. Erdel     Vice President-Finance, Treasurer and Secretary
------------------------  (Principal financial and accounting officer)
     Bruce P. Erdel


            *             Director and Chairman of the Board
------------------------
    James C. Janning


            *             Director
------------------------
    William H.T. Bush


            *             Director
------------------------
     Gregory A. Fox


            *             Director
------------------------
   Samuel A. Hamacher


            *             Director
------------------------
    James J. Kerley


            *             Director
------------------------
    Lee M. Liberman


            *             Director
------------------------
   Donald E. Nickelson


            *             Director
------------------------
   Charles F. Pollnow


*By:  /s/ Bruce P. Erdel
     ------------------------
     Bruce P. Erdel
     Attorney-In-Fact
------------
*   Such signature has been affixed pursuant to the following Power of Attorney:

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each officer or director of DT Industries, Inc. (the "Corporation") whose signature appears below constitutes and appoints Stephen J. Gore and Bruce P. Erdel, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign the Corporation's Registration Statement on Form S-8 relating to the shares of the Corporation's Common Stock issuable under the Corporation's 1996 Long-Term Incentive Plan and to sign any and all amendments (including post-effective amendments) and supplements thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                  EXHIBIT INDEX

Exhibit No.       Description
-----------       -----------

     5 Opinion of Dickstein Shapiro Morin & Oshinsky LLP re: legality of Common Stock being registered

    23.1          Consent of Dickstein Shapiro  Morin & Oshinsky LLP
                  (included in Exhibit 5)

    23.2          Consent of Price Waterhouse LLP

    23.3          Consent of Altschuler, Melvoin and Glasser LLP

    24            Powers of Attorney

























                                      E-1